SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2009

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iMergent, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

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 Delaware

 (State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

10235 South 51st Street Phoenix, AZ	85044
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

OTHER EVENTS

On October 2, 2009 iMergent, Inc. (the “Company”) announced the settlement of a consumer class action lawsuit filed in Court of Shelby County, Tennessee For The 30th Judicial District at Memphis. The Settlement stems from a 2008 arbitration action Lyle Hill, on behalf of himself and all others similarly situated, v. iMergent, et.al. which claimed the Company thru its StoresOnline division engaged in deceptive sales practices and sold defective software.

The settlement, entered on October 1, 2009, has been preliminary approved and resolves all claims of purchasers who do not choose to opt out of the class action settlement. The Settlement is on a “claims made” basis and requires supporting documentation with the claim. Under the terms of the Settlement, purchasers who can establish they activated their software, spent a minimum of 23 hours working with the software including working with customer service, but could not develop a web site may be entitled to a refund of up to $1254.00. All other customers will be entitled to compensation which includes either the development of a website(s) or discounts on the development of websites.  All purchasers who do not “opt out” of the settlement will be included. The settlement is being funded in part from the Company’s E&O policy and in part from reserves the Company made in previous quarters.

Item 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description
99.1	Press release entitled “iMergent Settles Consumer Class Action Claims”

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. iMergent’s future performance could differ significantly from the expectations of management and from results expressed or implied including, but not limited to, the settlement has been preliminary approved resolving all claims of purchasers who do not choose to opt out and the settlement funded in part from the Company’s E&O policy and in part from reserves the Company made in previous quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date: October 2, 2009	By:	/s/ JONATHAN R. ERICKSON
Jonathan R. Erickson
Chief Financial Officer